Exhibit 99.1

Base Salary and Cash Incentive Targets of Executive Officers.

Name	Base Salary	Cash Incentive Target
Roy Vallee CEO and Chairman	$995,000	$995,000
David R. Birk Senior Vice President, Secretary and General Counsel	$455,000	$195,000
Steven C. Church Senior Vice President	$378,000	$162,000
Harley Feldberg Senior Vice President	$475,000	$385,000
Richard P. Hamada Senior Vice President and COO	$590,000	$482,000
Edward Kamins Senior Vice President	$425,000	$175,000
John Paget Global President — Avnet Technology Solutions	$405,000	$270,000
Steve Phillips Vice President and Chief Information Officer	$345,000	$190,000
Raymond Sadowski Senior Vice President, CFO and Assistant Secretary	$470,000	$230,000
James Smith President – Avnet Logistics	$310,000	$170,000